Exhibit 99.1

May 7, 2018

Alliqua BioMedical, Inc. Announces Closing Asset Sale to Celularity Inc.

Alliqua to return capital to shareholders

Alliqua Retains H.C. Wainwright and Co. to evaluate strategic options

LANGHORNE, Pa., May 07, 2018 (GLOBE NEWSWIRE) -- Alliqua BioMedical, Inc. (Nasdaq:ALQA) (“Alliqua” or “the Company”), a provider of advanced wound care products, today announced that it has completed its previously announced asset sale to Celularity Inc. of its property, assets and rights relating to the Company’s advanced biologic wound care business, UltraMist® Therapy System and other therapeutic ultrasound platform products.

“We are excited about the completion of the transaction, which will now allow Alliqua to focus on maximizing the value of its remaining assets”, said David Johnson, CEO of Alliqua.

Alliqua intends to return capital back to its stockholders on a per share basis of between $1.40 per share to $1.80 per share in the fourth quarter of 2018. In addition, Alliqua recently engaged H.C. Wainwright & Co. to provide a range of advisory services to the Company aimed to seek and evaluate strategic alternatives for Alliqua, including acquisition, merger, strategic partnership or other strategic transactions.

About Alliqua BioMedical, Inc.

Alliqua can provide a custom manufacturing solution to partners in the medical device; cosmetics; and OTC industry, utilizing its proprietary hydrogel technology. Alliqua’s electron beam production process, located at its 16,500 square foot GMP manufacturing facility in Langhorne, PA, allows Alliqua to custom manufacture a wide variety of hydrogels. Alliqua’s hydrogels can be customized for various transdermal applications to address market opportunities in the treatment of wounds as well as the delivery of numerous drugs or other agents for pharmaceutical and cosmetic industries.

For additional information, please visit http://www.alliqua.com. To receive future press releases via email, please visit https://ir.stockpr.com/alliqua/email-alerts.

About Celularity Inc.:

Celularity, headquartered in Warren, New Jersey, is a biotechnology company that has leading-edge technology and an associated intellectual property portfolio that uniquely positions Celularity to harness the power of the placenta. Their asset portfolio consists of more than 800 granted patents worldwide, as well as pre-clinical and clinical assets including CAR constructs for allogeneic CAR-T/NK products, and commercial stage biosourcing and functional regeneration businesses. For more information, please visit www.celularity.com. Follow Celularity on Social Media: @Celularity.

Legal Notice Regarding Forward-Looking Statements

This release contains forward-looking statements. Forward-looking statements are generally identifiable by the use of words like “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties outside of our control that can make such statements untrue, including, but not limited to, the adequacy of the Company’s liquidity to pursue its complete business objectives; inadequate capital; the Company’s ability to obtain reimbursement from third party payers for its products; loss or retirement of key executives; adverse economic conditions or intense competition; loss of a key customer or supplier; entry of new competitors and products; adverse federal, state and local government regulation; technological obsolescence of the Company’s products; technical problems with the Company’s research and products; the Company’s ability to expand its business through strategic acquisitions; the Company’s ability to integrate acquisitions and related businesses; price increases for supplies and components; and the inability to carry out research, development and commercialization plans. In addition, other factors that could cause actual results to differ materially are discussed in our filings with the SEC, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. We undertake no obligation to publicly update or revise our forward-looking statements as a result of new information, future events or otherwise.

Investor Relations Alliqua:

Joe Warusz, Chief Financial Officer
ir@alliqua.com

Source: Alliqua BioMedical, Inc